UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2026

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 2, 2026, Nocera, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock for the 30 consecutive business day period from December 17, 2025 through January 30, 2026, the Company no longer meets the minimum bid price requirement of $1.00 per share for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until August 3, 2026 (the “Compliance Period”), to regain compliance with the Bid Price Rule. If at any time during the Compliance Period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten (10) consecutive business days, Nasdaq will provide written confirmation that the Company has regained compliance and the matter will be closed.

If the Company does not regain compliance during the Compliance Period, the Company may be eligible for an additional 180-day compliance period, subject to meeting the other continued listing standards and providing written notice of its intent to cure the deficiency, including by effecting a reverse stock split, if necessary.

The Nasdaq letter has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “NCRA.” The Company is currently evaluating its options to regain compliance. There can be no assurance that the Company will regain compliance with the Bid Price Rule.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On January 28, 2026 (the “Effective Date”), the Board of Directors (the “Board”) of the Company approved the appointment of SFAI Malaysia PLT (“SFAI”), a Public Company Accounting Oversight Board (PCAOB)-registered public accounting firm, as the Company’s independent registered public accounting firm, effective immediately. SFAI was appointed to replace Enrome LLP (“Enrome”), the Company’s prior independent registered public accounting firm. Enrome resigned as the Company’s independent registered public accounting firm as of the Effective Date.

In its reports on the financial statements of the Company for the fiscal years ended December 31, 2024 and December 31, 2023, filed with Amendment No. 2 to the Company’s Annual Report on Form 10-K filed on June 20, 2025, Enrome did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through the Effective Date, there were no: (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Enrome on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the same periods, neither the Company nor anyone acting on its behalf consulted with SFAI regarding the matters described in Item 304(a)(2) of Regulation S-K.

The Company provided Enrome with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Enrome furnish a letter addressed to the SEC stating whether it agrees with the statements made herein. A copy of Enrome’s letter dated February 3, 2026 is filed as Exhibit 16.1 to this report.

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Item 5.02. Compensatory Arrangements of Certain Officers.

On the Effective Date, the Board approved a one-time bonus for the Company’s Chief Executive Officer in connection with certain financing transactions entered into by the Company.

The Board authorized the payment of a bonus equal to ten percent (10%) of the total net proceeds funded and available for use by the Company in connection with such financing transactions. The bonus was approved in recognition of the CEO’s contributions to the structuring, negotiation, and completion of such transactions. The Company’s officers were authorized to calculate and effectuate payment of the bonus in accordance with the Board’s approval and applicable law.

Item 8.01. Other Events.

As previously disclosed in the Company’s press release dated December 16, 2025 and its Form 8-K dated January 27, 2026, the Company announced its intention to allocate $2,000,000 of corporate funds to purchase Bitcoin as part of its corporate treasury strategy and completed the first $1,000,000 tranche of this allocation on January 25, 2026.

On January 29, 2026, the Company completed the remaining $1,000,000 tranche of this allocation through the purchase of approximately 12 Bitcoin at an average purchase price of approximately $83,000 per Bitcoin.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Enrome LLP dated February 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: February 3, 2026	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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